Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Oramed Pharmaceuticals Inc. of our report dated March 27, 2025 relating to the financial statements, which appears in Oramed Pharmaceuticals Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

August 21, 2025